                                                                 EXHIBIT 10.46
                                                                     EXHIBIT C


                                    GUARANTY

                  This GUARANTY is entered into as of June 29, 1995, by INMAC CORP., a Delaware corporation ("GUARANTOR"), in favor of and for the benefit of The Prudential Insurance Company of America, a New Jersey corporation, as the original purchaser (the "PURCHASER") of the Notes (as hereinafter defined).

                                    RECITALS

                  A. Inmac, B.V., a corporation organized under the laws of The Netherlands, and a wholly-owned subsidiary of Guarantor ("COMPANY"), has entered into that certain Note Agreement dated as of June 29, 1995 with the Purchaser (said Note Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "NOTE AGREEMENT").

                  B. The proceeds of the Notes will be advanced either to Guarantor or to its wholly owned Subsidiaries to repay indebtedness, a significant portion of which Guarantor has guaranteed, and thus the Guaranteed Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantor (which benefits are hereby acknowledged).

                  C. It is a condition precedent to the purchase of the Notes under the Note Agreement that Company's obligations thereunder be guaranteed by Guarantor.

                  D. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchaser to enter into the Note Agreement and to purchase the Notes thereunder, Guarantor hereby agrees as follows:

SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. Capitalized terms defined in the Note Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Note Agreement. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:


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                  "AFFILIATE" shall mean any Person directly or indirectly
controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "ANNUAL PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, for any four consecutive fiscal quarter period, the sum of the Percentages of Earnings Transferred attributable to each asset Transferred during such period.

                  "ANNUAL PERCENTAGE OF TANGIBLE ASSETS TRANSFERRED" shall mean, for any four consecutive fiscal quarter period, the sum of the Percentages of Tangible Assets Transferred attributable to each asset Transferred during such period.

                  "BANKRUPTCY LAW" shall have the meaning specified in clause
(xix) of paragraph 7A of the Note Agreement.

                  "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of Guarantor or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), as amended, and the regulations promulgated thereunder.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "COMPANY" shall mean Inmac, B.V., a corporation organized under the laws of the Netherlands and a wholly-owned Subsidiary.

                  "CONFIDENTIALITY AGREEMENT" shall mean an agreement in substantially the form of Exhibit G to the Note Agreement.

                  "CONSOLIDATED," when used to modify any accounting or defined term, shall mean such item or defined term as it relates to Guarantor and its Subsidiaries on a consolidated basis.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean all consolidated interest expense of Guarantor and its Subsidiaries, including all commissions, discounts or


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related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method; provided, however, that Consolidated Interest Expense shall not include the structuring fee payable pursuant to the Note Agreement or any legal or agents' fees and expenses payable in connection with the issuance of the Notes.

                  "CONSOLIDATED NET EARNINGS" shall mean, as to any fiscal period, consolidated gross revenues of Guarantor and its Subsidiaries less all costs, rebates, returns, allowances, discounts, cost of goods sold, selling, general, administrative and other expenses, and other proper costs, charges and expenses (including current income taxes and changes in deferred income taxes, provisions for taxes on unremitted foreign earnings that are included in gross revenues and current additions to reserves) for such fiscal period. Consolidated Net Earnings shall not include (i) extraordinary gains; (ii) gains or losses resulting from the sale or other disposition of capital assets; (iii) undistributed positive earnings of any Person that is not a Subsidiary; (iv) gains arising from changes in accounting principles; (v) gains arising from the write-up of assets; (vi) any undistributed positive earnings of any Subsidiary, to the extent that the declaration or payment of dividends or other share distributions, share repurchases or redemptions or repayment of intracompany loans or advances by such Subsidiary is restricted by charter document, agreement, law or otherwise; (vii) any gain from the collection of proceeds from insurance policies or litigation settlements; (viii) any positive earnings of any Person acquired by Guarantor or a Subsidiary prior to the effective date of such acquisition; and (ix) gains or losses from the acquisition of securities or the retirement or extinguishment of Debt.

                  "CONSOLIDATED TANGIBLE ASSETS" shall mean the gross book value of all assets (including assets held under Capitalized Lease Obligations) of Guarantor and its Subsidiaries on a consolidated basis, net of (i) the net book value of all Intangibles; (ii) all reserves relating to such assets; and (iii) any write-up since July 30, 1994 in the carrying values of such assets, all determined in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" shall mean, with respect to any Person, the Consolidated Tangible Assets of Guarantor and its Subsidiaries on a consolidated basis, less (i) all Consolidated liabilities, (ii) to the extent not already deducted, Consolidated Debt (including Debt of the type specified in clauses (iii), (iv) or (v) of the definition of Debt); and (iii) any surplus adjustments attributed to cumulative translation adjustments.

                  "CREDIT FACILITIES" shall mean the Dutch Credit Facility and the U.S. Credit Facility.

                  "CUMULATIVE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, at the time of determination thereof, the sum of the Percentages of Earnings



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Capacity Transferred attributable to each asset Transferred from and after the date hereof.

                  "CUMULATIVE PERCENTAGE OF TANGIBLE ASSETS TRANSFERRED" shall mean, at the time of determination thereof, the sum of the Percentages of Tangible Assets Transferred attributable to each asset Transferred from and after the date hereof.

                  "DEBT" shall mean (i) any obligation for borrowed money, including any obligation evidenced by notes payable, commercial paper, bonds, debentures or similar written instruments; conditional sales contracts; and drafts accepted representing extensions of credit (other than for trade and tax payables, deferred taxes and operating leases); (ii) Capitalized Lease Obligations; (iii) obligations of a Person other than Guarantor or a Subsidiary secured by a Lien on, or payable out of the proceeds or production from, property of Guarantor or any Subsidiary whether or not such obligation is expressly assumed by Guarantor or such Subsidiary; (iv) Debt of any partnership or joint venture of which Guarantor or any of its Subsidiaries is a general partner or joint venturer that is not expressly non-recourse with respect to Guarantor or Subsidiary; (v) Guarantees of any of the foregoing and (vi) any modification, extension or renewal of any of the foregoing.

                  "DOLLAR" or "$" shall mean dollars of the United States, being the lawful currency of that country.

                  "DUTCH CREDIT FACILITY" means the revolving credit facility of the Company and certain Subsidiary Guarantors with ABN Amro Bank, N.V. as agent for a group of banks contemplated by the commitment letter referred to in paragraph 5L of the Note Agreement or any replacement or successor facility with a minimum aggregate borrowing availability of $10,000,000.

                  "ENVIRONMENTAL AND SAFETY LAWS" shall mean all Federal, state and local laws, regulations and ordinances relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs


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and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with Guarantor or a Subsidiary would be deemed to be a "single employer" (i) within the meaning of Section 414 (b), (c),
(m) or (o) of the Code or (ii) as a result of Guarantor or a Subsidiary being or having been a general partner of such person.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A of the Note Agreement, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXEMPT SUBSIDIARY" shall mean (i) Inmac, Disc, a corporation organized under the laws of the State of California; (ii) Inmac, S.A. de C.V., a corporation organized under the laws of Mexico; (iii) Inmac S.p.A., a corporation organized under the laws of Italy; (iv) Inmac, Inc., a corporation organized under the laws of Canada, and (v) Subsidiaries formed and designated as Exempt Subsidiaries after the date of closing; provided that the amount of assets contributed or transferred to such post-closing Subsidiary shall be treated as a Transfer of assets for purposes of computing compliance with
Section 5.9(v) hereof.

                  "FIXED CHARGES" shall mean the sum of (i) Consolidated Interest Expense minus Consolidated interest income plus (ii) Consolidated operating lease payments minus rental income actually received from the sublease of real property that is then under lease.


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                  "FOREIGN PENSION PLAN" means any plan, fund (including,
without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Guarantor or any one or more of its Subsidiaries primarily for the benefit of employees of Guarantor or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time.

                  "GOOD FAITH CONTEST" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Person subject thereto for which adequate reserves therefor have been taken in accordance with GAAP.

                  "GUARANTEE" shall mean, as to any Person, any guarantee or endorsement by such Person of any obligations, or such Person's contingent liability for any obligations, including an endorsement of such obligation or an agreement by such Person to purchase or otherwise acquire securities of another Person, to provide funds for capital contributions or for the payment or discharge of another Person's obligation, to maintain the solvency, net worth or other financial condition of another Person, or to make payment for products or services regardless of whether such products or services are actually used, delivered or provided, if, in any such case, the intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged or that the holders of such obligation will be protected against any loss in respect thereof.

                  "GUARANTEED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

                  "GUARANTY" means this Guaranty dated as of June 29, 1995, as it may be amended, supplemented or otherwise modified from time to time.

                  "HAZARDOUS MATERIALS" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radio active materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated


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by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

                  "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation."

                  "INSPECTING HOLDER" shall mean (i) the Purchaser and (ii) at any time prior to the occurrence of an Event of Default, any other holder of at least 25% of the principal amount of the Notes outstanding at such time (determined in accordance with paragraph 11V of the Note Agreement) and at any time after the occurrence of an Event of Default, any other holder of a Note, regardless of amount.

                  "INTANGIBLES" shall mean any patents, trademarks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, deferred research and development costs, any write-up of asset value after July 31, 1994, and any other assets treated as intangible assets under GAAP.

                  "LIEN" shall mean any mortgage, pledge, priority, security interest, contractual, statutory or common law set-off, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or any similar law relating to the creation and perfection of security interests of any jurisdiction, except for vendor liens and title retention agreements relating to inventory and incurred in the ordinary course of business; provided (i) no security agreement or UCC-1 Financing Statement is actually executed, (ii) no other formal action is taken by the debtor in furtherance of creating a perfected lien, and (iii) in the aggregate, such vendor liens and title retention contracts do not exceed at any time 25% of Consolidated inventory (determined as of the end of the fiscal quarter immediately preceding the date of such determination and net of returns, rebates, allowances and similar items)) or any other type of preferential contractual arrangement (including written set-off arrangements) for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Guarantor and its Subsidiaries, taken as a whole, (ii) material impairment of the ability of Guarantor to perform any of its obligations hereunder or under the Warrants, (iii) material impairment of the enforceability or the rights of, or the benefits available to, the beneficiaries of this Guaranty, or holders of the Warrants or the holders of the Notes, or (iv) material impairment of the ability of the Company to perform under the Note Agreement or the Notes.


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                  "MOODY'S" shall mean Moody's Investors Services, Inc.,
including the NCO/Moody's Commercial Division, or any successor Person.

                  "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NET PROCEEDS" shall mean the net cash proceeds from the sale or other issuance at fair market value of any Qualified Stock, other than from the sale or issuance of Qualified Stock pursuant to employee stock option or other stock-based employee incentive plans or programs, net of all underwriters' discounts and commissions, other marketing and selling expenses, attorneys' fees and expenses and other expenses in connection with such issuance.

                  "NOTE AGREEMENT" shall mean the Note Agreement dated June 29, 1995 between the Company, as issuer of the Notes, and the Purchaser.

                  "NOTES" shall mean the the two (2) series of Senior Guaranteed Notes due 2001 issued by Company pursuant to the Note Agreement.

                  "NOTE DOCUMENTS" shall mean (i) the Note Agreement; (ii) the Subsidiary Guaranty; (iii) this Guaranty; (iv) the Notes; (v) the Warrants; and
(vi) any other agreement, instrument, certificate or document executed and delivered in connection with any Note Document or this Guaranty.

                  "NOTEHOLDERS" shall mean the Purchaser and any of their Transferees.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of Guarantor by a Responsible Officer.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guaranteed Obligations including all principal, interest, costs, fees and expenses (including legal fees and expenses) of holders of the Notes as required under the Note Documents.

                  "PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (v) of Section 5.9, the ratio (expressed as a percentage) of (i) aggregate Consolidated Net Earnings produced by, or otherwise attributable to, such asset during the 36 month period most recently ended prior to the effective date of such Transfer to (ii) Consolidated Net Earnings for such 36 month period.


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                  "PERCENTAGE OF TANGIBLE ASSETS TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (v) of Section 5.9, the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or net book value on the date of such Transfer) to (ii) Consolidated Tangible Assets (determined as of the last day of the fiscal quarter immediately preceding the date of such Transfer).

                  "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "PLAN" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Guarantor or a Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Guarantor, or a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "PROHIBITED TRANSACTION" shall mean any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

                  "PROPERTY" shall mean all real property owned or leased by Guarantor or any of its Subsidiaries, and all personal property located thereon or used or consumed in the operation of the business conducted thereat.

                  "PURCHASER" shall mean The Prudential Insurance Company of America and its successors and assigns.

                  "QUALIFIED STOCK" shall mean Guarantor's common stock or any other class of Company capital stock that does not have any of the following rights or features: (i) fixed mandatory or accruing dividends or similar obligations, (ii) redemption or repurchase (or establishment of a sinking fund for such purpose) of such capital stock prior to the final maturity of the Notes, whether mandatory, scheduled or at the option of the holder thereof or
(iii) convertibility or exchangability into securities of the type described in clauses (i) or (ii) above. Qualified Stock does not include capital stock issued pursuant to exercise of employee stock options or other similar instruments or securities issued under stock-based incentive plans.

                  "REPORTABLE EVENT" shall mean an event described in Section 4043 (c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.


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                  "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding (determined in accordance with paragraph 11V of the Note Agreement).

                  "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, the Guarantor or any Subsidiary Guarantor, as the case may be, or any other officer or director of the Company, the Guarantor or any Subsidiary Guarantor, as the case may be, involved principally in its financial administration or its controllership functions.

                  "RESTRICTED PAYMENTS" shall mean, with respect to any Person
(i) any dividend payments or other distributions of cash, assets, properties, obligations or securities on account of any shares of any class of such Person's capital stock (other than stock dividends); and (ii) any repurchases, redemptions, retirement or other acquisitions of such Person's capital stock or the establishment of any sinking fund or other fund for any such purpose; provided, however, that the foregoing items, to the extent paid to the Company, shall not be deemed Restricted Payments.

                  "S&P" shall mean Standard & Poor's Corporation, or any successor entity.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHAREHOLDER" shall mean any Person (other than any Noteholder) who owns, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage or who is an Affiliate of such Person, 5% or more of any class of Guarantor's capital stock. For purposes of making this computation, all warrants, rights, options, convertible securities and other rights to purchase or acquire a class of Company capital stock held by such holder (other than the holders of the Warrants) shall be deemed to be exercised.

                  "SIGNIFICANT HOLDER" shall mean (i) the Purchaser, so long as it shall hold any Note, or (ii) any other holder of at least $2,500,000 original principal amount of Notes (or the equivalent in Dutch Guilders, determined in accordance with paragraph 11V of the Note Agreement).

                  "SUBSIDIARY" shall mean, as to any Person (i) any corporation, at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or through its other Subsidiaries and (ii) any partnership or other entity in which such Person or any of its Subsidiaries holds more than a 80% equity interest and controls the management of such entity. Unless otherwise clearly specified, "Subsidiaries" of Guarantor shall include Company.


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


                  "SUBSIDIARY GUARANTORS" shall mean those Subsidiaries who, at the date of such determination, have guaranteed the Notes pursuant to the Subsidiary Guaranty.

                  "SUBSIDIARY GUARANTY" shall mean the guaranty dated June 29, 1995 by Inmac S.A., a French corporation, Inmac Holdings Limited, a limited liability company organized under the laws of the United Kingdom and registered in England and Wales, Inmac (U.K.) Limited, a limited liability company organized under the laws of the United Kingdom and registered in England and Wales, Inmac aktiebolag, a corporation organized under the laws of Sweden, Inmac Gesellschatt mit beschrankter Haftung, a corporation organized under the laws of Germany, in favor of the holders of the Notes and any other Subsidiary who becomes a party to the Subsidiary Guaranty subsequent to the date hereof pursuant to paragraph 5M of the Note Agreement.

                  "TRANSFER" shall mean, with respect to any property or other asset of a Person, the sale, lease, disposition, exchange or other transfer thereof.

                  "TRANSFEREE" shall mean any direct or indirect transferee or assignee of all or any part of any Note purchased by any Purchaser under the Note Agreement.

                  "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "U.S. CREDIT FACILITY" shall mean the credit facility of the Guarantor with ABN Amro Bank, N.V., as agent for a group of banks or any replacement or successor facility with a maximum aggregate borrowing availability of $5,000,000.

                  "VOTING STOCK" shall mean, with respect to any company, any shares of such company whose holders are entitled under ordinary circumstances to vote for the election of directors of such company (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WARRANTS" shall mean the detachable warrants to originally purchase 175,000 shares of Guarantor's common stock issued concurrently with the Notes.

                  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Section 4.1(i) or (ii) or, if no such statements have been so delivered, the most recent audited financial statements referred to in Section
3.2. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

         1.2      INTERPRETATION.

                  (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided. Except as otherwise specified herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them under GAAP.

                  (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Note Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

         2.1 GUARANTY OF THE GUARANTEED OBLIGATIONS. Subject to the provisions of subsection 2.2, Guarantor hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTEED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                  (a) any and all liabilities or other obligations of Company and, to the extent applicable, any Subsidiary Guarantor, in respect of or under the Notes, including principal of, interest on and Yield Maintenance Amounts in respect of, the Notes (and in the currencies in which such Notes may be denominated), or any other Note Document, including legal fees and expenses of counsel, allocated costs of internal counsel, indemnities, and other fees and costs, whether such liabilities or other obligations be absolute or contingent, liquidated or unliquidated, due or not due, or in existence on the date hereof or arising hereafter (including pursuant to any renewal, extension or modification of any Note or Note Document); and

                  (b)      those expenses set forth in subsection 2.9 hereof.

         2.2 CONTRIBUTION BY GUARANTOR. Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Note Agreement, including the Subsidiary Guaranty (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 2.2, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and/or the Related Guaranties, as applicable, that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided that, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and/or the Related Guaranties (including in respect of this subsection 2.2 or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2 or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the

Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2. In determining the Fair Share Contribution Amount of the Contributing Guarantors, the Contributing Guarantors have agreed amongst themselves, and by their acceptance of this Guaranty, each holder of the Notes agrees, that notwithstanding the foregoing provisions of this subsection 2.2 any demand for payment of any Guaranteed Obligation by Guarantor under this Guaranty may be satisfied by payment(s) strictly in accordance with such request by any Subsidiary Guarantor in accordance with the terms of the Subsidiary Guaranty; provided that such allocation amongst the Contributing Guarantors shall in no manner limit or restrict the ability and right of the Noteholders to make claims under the Related Guarantees or limit the liability of the Contributing Guarantors under the Related Guarantees and is intended solely as a limit amongst the Contributing Guarantors on the allocation mechanism described in this subsection 2.2

         2.3 PAYMENT BY GUARANTOR; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2, Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Person may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Company or a Subsidiary Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362 (a)), Guarantor will upon demand of any Noteholder pay, or cause to be paid, in cash, to such holder on a ratable basis, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company or a Subsidiary Guarantor, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such debtor for such interest in any such bankruptcy proceeding) and all other Guaranteed Obligations then owed to/or Noteholders as aforesaid. All such payments shall be applied promptly from time to time:

                  First, to the payment of the costs and expenses of any collection, enforcement or other realization under this Guaranty, including reasonable compensation to, and all expenses, liabilities and advances made or incurred by, any agent or counsel acting on behalf of the Noteholders in connection therewith;

                  Second, to the payment of all other Guaranteed Obligations;
         and

                  Third, after payment in full of all Guaranteed Obligations, to the payment to Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         2.4 LIABILITY OF GUARANTOR ABSOLUTE. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

                  (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                  (b) Any Noteholder may enforce this Guaranty upon the occurrence of any Event of Default, notwithstanding the existence of any dispute between Noteholders and Company with respect to the existence of such Event of Default.

                  (c) The obligations of Guarantor hereunder are independent of the respective obligations of Company or the Subsidiary Guarantors under the Note Documents and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any Subsidiary Guarantor and whether or not Company or such Subsidiary Guarantor is joined in any such action or actions.

                  (d) Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Noteholder is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.

                  (e) Any Noteholder, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations,
         (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed

         Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of any Noteholder in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Noteholders, or any of them, may have against any such security, as such Noteholder(s) in its or their sole discretion may determine consistent with the Note Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under any Note Document.

                  (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Note Document, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Note Document, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of any Note Document; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received without instruction from any source (other than payments received pursuant to any Note Document or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Noteholders, or any of them, might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Noteholder's consent to the change, reorganization or termination of the corporate structure or existence of Guarantor or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company or any Subsidiary Guarantor may allege or assert against any Noteholder in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations.

         2.5 WAIVERS BY GUARANTOR. Guarantor hereby waives, for the benefit of Noteholders:

                  (a) any right to require Noteholders, as a condition of payment or performance by Guarantor, to (i) proceed against Company or any Subsidiary Guarantor or any other Person, (ii) proceed against or exhaust any security held from Company or any Subsidiary Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Noteholder in favor of Company or any Subsidiary Guarantor or any other Person, or
         (iv) pursue any other remedy in the power of any Noteholder whatsoever;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any Subsidiary Guarantor from any cause other than payment in full of the Guaranteed Obligations;

                  (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) any defense based upon any Noteholder's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

                  (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof,
         (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Noteholder protect, secure, perfect or insure any security interest or Lien or any property subject thereto;

                  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Note Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company or any Subsidiary Guarantor and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

                  (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         2.6      CERTAIN CALIFORNIA LAW WAIVERS.   As used in this subsection
2.6, any reference to "the principal" includes Company, and any reference to "the creditor" includes each Noteholder. In accordance with Section 2856 of the California Civil Code:

                  (a) Guarantor agrees to withhold the exercise of any and all rights of subrogation, reimbursement and contribution against Company, against any other guarantor of any of the Guaranteed Obligations, and against any collateral or security for any of the Guaranteed Obligations, until the Guaranteed Obligations shall have been paid in full, all as more fully set forth in subsection 2.7;

                  (b) Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

                  (c) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of
         Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guaranteed Obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 6.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

         2.7 GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been paid in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code
Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Noteholder now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Noteholder, and (b) any right of contribution Guarantor may have against any other guarantor of any of the Guaranteed Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under a Related Guaranty as contemplated by subsection 2.2). Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Noteholders may have against Company, to all right, title and interest Noteholders may have in any such collateral or security, and to any right Noteholders may have against such other guarantor. Any Noteholder, on behalf of all

Noteholders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust by the Guarantor for the benefit of Noteholders and shall forthwith be ratably paid over to each Noteholder for credit to and application against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         2.8 SUBORDINATION OF COMPANY OBLIGATIONS. Any indebtedness of Company now or hereafter held by Guarantor (other than royalty payments in the ordinary course of business) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust by the Guarantor for the benefit of Noteholders and shall forthwith be ratably paid over to each Noteholder for credit to and application against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

         2.9 EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Noteholders harmless against liability for (i) any and all reasonable costs and expenses (including fees and disbursements of outside counsel and allocated costs of internal counsel) incurred or expended by any Noteholder in connection with the preparation of any subsequent modification of, or consent under, this Guaranty, whether or not such consent is granted provided that, with respect to any amendment proposed by any Significant Holder prior to the occurrence of an Event of Default, such holder shall notify the Company and the Guarantor prior to engaging outside counsel to prepare such amendment, (ii) all reasonable costs and expenses (including outside counsel fees and allocated costs of internal counsel) incurred by any Noteholder in enforcement or preservation of any rights under this Guaranty and (iii) any registration tax incurred in connection with the registration or filing of this Guaranty or any judgment with respect thereto; provided, however, that, notwithstanding the foregoing, Guarantor shall be obligated to pay the fees and expenses of only one outside law firm that is acting as counsel to the Noteholders as a group, except in the event that any Noteholder reasonably determines that there exists a conflict of interest between itself and the other Noteholders, it may engage separate counsel at the expense of the Guarantor. Further, in cases brought by individual Noteholders resulting from the failure of the Company to make payments in respect of their Notes, each Noteholder may, if it so elects, retain its own counsel but the Guarantor shall only be liable for the fees and expenses of up to four outside law firms.

         2.10 CONTINUING GUARANTY; TERMINATION OF GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         2.11 AUTHORITY OF GUARANTOR OR COMPANY. It is not necessary for any Noteholder to inquire into the capacity or powers of Guarantor, Company or any Subsidiary Guarantor or the officers, directors or any agents acting or purporting to act on behalf of any of them, including ABN Amro Securities.

         2.12 FINANCIAL CONDITION OF COMPANY. Any Notes may be issued by Company or other indebtedness incurred by it or any Subsidiary Guarantor or renewed, extended, refinanced or otherwise continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Company of such Subsidiary Guarantor at the time of any such grant or continuation. Noteholders shall have no obligation to disclose or discuss with Guarantor their assessment, or Guarantor's assessment, of the financial condition of Company or any Subsidiary Guarantor. Guarantor, as the sole shareholder of Company and as controlling indirect shareholder of the Subsidiary Guarantors, has adequate means to obtain information on a continuing basis concerning the financial condition of Company or any Subsidiary Guarantor and their respective abilities to perform their obligations under the Note Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and the Subsidiary Guarantors and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Noteholder to disclose any matter, fact or thing relating to the business, operations or conditions of Company or any Subsidiary Guarantor now known or hereafter known by any Noteholder.

         2.13 RIGHTS CUMULATIVE. The rights, powers and remedies given to Noteholders by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Noteholders by virtue of any statute or rule of law or in any Note Document or any other agreement between Guarantor, Company or any Subsidiary Guarantor and the Noteholders. Any forbearance or failure to exercise, and any delay by any Noteholder in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.14 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guaranteed Obligations remain outstanding, Guarantor shall not, without the prior written consent of the Required Holder(s), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company or any Subsidiary Guarantor. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any Subsidiary Guarantor or by any defense which Company or such Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor that the Guaranteed Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company or any Subsidiary Guarantor of any portion of such Guaranteed Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Noteholders, or allow the claim of each Noteholder in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company and/or the Subsidiary Guarantors, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

         2.15 NOTICE OF EVENTS. As soon as Guarantor obtains knowledge thereof, Guarantor shall give Noteholders written notice of any condition or event which has resulted in (a) an event, development or change with respect to Guarantor, Company or any material Subsidiary thereof that has resulted or could reasonably be expected to result in a Material Adverse Effect or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in any Note Document.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

                  In order to induce Noteholders to accept this Guaranty, to enter into the Note Agreement and to purchase the Notes and the Warrants, Guarantor hereby represents and warrants to Noteholders that the following statements are true and correct:

         3.1 ORGANIZATION. (i) Guarantor is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and (where such concept is appropriate) existing in good standing under the laws of the jurisdiction identified in Schedule 3.1 hereto, and Guarantor has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

         (ii) Schedule 3.1 contains (except as noted therein) complete and correct lists (A) of Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct legal name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Voting Stock and other equity interests, if any, outstanding owned by Guarantor and/or another Subsidiary, (B) of Guarantor's Affiliates, other than Subsidiaries, and (C) of Guarantor's directors, senior officers and Shareholders.

         (iii) All of the outstanding shares of Voting Stock or other equity interests of each Subsidiary shown in Schedule 3.1 as being owned by Guarantor and/or another Subsidiary have been validly issued, are fully paid and nonassessable and are owned by Guarantor or such other Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.1). Any shares of Voting Stock or other equity interests in a Subsidiary that are held by any Person, other than Guarantor or another Subsidiary, are not entitled to preemptive rights and no such Persons have been granted options, warrants (other than the Warrants) or other rights to acquire additional shares of such Subsidiary's Voting Stock or other equity interests, except as disclosed in
Schedule 3.1.

         3.2 FINANCIAL STATEMENTS. Guarantor has furnished you with the following financial statements, identified by a principal financial officer of
Guarantor: (i) a consolidated balance sheet of Guarantor and its Subsidiaries as of July 30, 1994 and July 31, 1993, and consolidated statements of income
(loss), stockholders' equity and cash flows of Guarantor and its Subsidiaries for each such fiscal year, all certified by KPMG Peat Marwick, LLP and (ii) a consolidated balance sheet of Guarantor and its Subsidiaries as of January 28, 1995 and January 29, 1994 and consolidated statements of income (loss), stockholders' equity and cash flows for the six-month period ended on each such date, prepared by Guarantor. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of Guarantor and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of Guarantor and its Subsidiaries as at the dates thereof, and the statements of income (loss), stockholders' equity and statements of cash flows fairly present the results of the operations of Guarantor and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of Guarantor and its Subsidiaries, taken as a whole, since July 30, 1994.

         3.3 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor or any of its Subsidiaries, or any of its properties or rights, by or before any court, arbitrator or administrative or governmental body which might result in any Material Adverse Effect.

         3.4 OUTSTANDING DEBT.  Neither Guarantor nor any of its
Subsidiaries has outstanding any Debt except as permitted by Section 5.6. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         3.5 TITLE TO PROPERTIES. Guarantor and its Subsidiaries have good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at July 30, 1994, referred to in Section 3.2 (other than properties and assets disposed of in the ordinary course of business taken as a whole), subject to no Lien of any kind except Liens (i) permitted by Section 5.4 or (ii) that are immaterial to the conduct of the business and operations of Guarantor and its Subsidiaries, taken as a whole. All leases necessary in any material respect for the conduct of the respective businesses of Guarantor and its Subsidiaries are valid and subsisting and are in full force and effect.

         3.6 TAXES. Guarantor and each of its Subsidiaries has filed all federal, state, local, foreign and other income tax returns which, to the knowledge of the officers of the Guarantor, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are currently subject to a Good Faith Contest. All pending or threatened tax assessments, audits, investigations or other proceedings are set forth in
Schedule 3.6.

         3.7 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Guarantor nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which has or could reasonably have a Material Adverse Effect. Neither the execution nor delivery of this Guaranty or any Note Document nor the offering, issuance and sale of the Notes or the Warrants, nor fulfillment of nor compliance with the terms and provisions hereof or any Note Document will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Guarantor or any of its Subsidiaries is subject. Neither Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of Guarantor or Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of Guarantor of the type to be evidenced by this Guaranty except as set forth in the agreements listed in Schedule 3.7 attached hereto.

         3.8 OFFERING OF NOTES. None of Guarantor, Company or any agent acting on their behalf has, directly or indirectly, offered this Guaranty, the Subsidiary Guaranty, the Notes, the Warrants or any similar security for sale to, or solicited any offers to buy this Guaranty, the Subsidiary Guaranty, the Notes, the Warrants or any similar security, from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and none of Guarantor, Company or any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of this Guaranty, the Subsidiary Guaranty, the Notes or the Warrants (including the shares of Company common stock issuable thereunder) to registration under the provisions of section 5 of the Securities Act, to qualification under the provisions of any securities or Blue Sky law of any applicable jurisdiction or to registration or filing with, or approval or other action by, any other governmental authority or body.

         3.9 REGULATION G, ETC. Neither Guarantor nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to refinance existing Indebtedness and for other working capital purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. None of Guarantor, Company or any agent acting on their behalf have or has taken or will take any action which might cause this Guaranty or any Note Document to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         3.10 COMPLIANCE WITH ERISA. (i) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Guarantor nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502 (i), 502 (1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of

ERISA or Section 401 (a) (29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Guarantor or any Subsidiary or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Guarantor and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001 (a) (3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not exceed $500,000; no Lien imposed under the Code or ERISA on the assets of Guarantor or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Guarantor and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Guarantor nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Guarantor's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

         3.11 GOVERNMENTAL CONSENT. No circumstance in connection with the execution and delivery of this Guaranty or the Subsidiary Guaranty, or the offering, issuance, sale and delivery of the Notes or the Warrants is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities)(collectively, "CONSENTS") in connection herewith and therewith, other than Consents already obtained by or on behalf of Guarantor.

         3.12 HOLDING COMPANY AND INVESTMENT COMPANY STATUS. None of Guarantor nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. None of Guarantor nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment

Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         3.13 POSSESSION OF FRANCHISES, ETC. Guarantor and all its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from unduly burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and none of Guarantor nor any of its Subsidiaries is in, or has reason to believe it is in, violation thereof in any material respect.

         3.14 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.14 hereto, Guarantor and its Subsidiaries (i) have complied in all material respects with all applicable laws, statutes, rules and regulations, including Environmental and Safety Laws, and neither Guarantor nor any Subsidiary has received (A) notice of any material failure so to comply or (B) any information that would lead it to believe that it is the subject of any Federal, state, local or foreign investigation; (ii) does not manage, generate, transport, discharge or store any Hazardous Materials in material violation of any material Environmental and Safety Laws; (iii) does not own, operate or maintain any underground storage tanks or surface impoundments; and (iv) is not aware or any conditions or circumstances associated with its currently or previously owned or leased Properties or operations (or those of its tenants), in each case which may give rise to any liability, fines, penalties or other obligations, including Environmental Liabilities and Costs, that could have a Material Adverse Effect.

         3.15 INTELLECTUAL PROPERTIES. All material patents, patent applications, copyrights, copyright applications, trade secrets, trade names and trademarks, technologies, methods, processes or other proprietary properties or information (collectively, "INTELLECTUAL PROPERTIES") which are used by Guarantor and its Subsidiaries in the conduct of their respective businesses are either owned by them or are used, employed or practiced by them under valid and existing licenses, grants, "shop rights", or other rights. None of Guarantor nor any Subsidiary has received a notification of infringement of any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. No officer, director, employee or Shareholder of Guarantor or any Subsidiary (other than Guarantor or another Subsidiary) owns or has, nor at the date of closing will own or have, any interest in any Intellectual Property owned or used by Guarantor or any Subsidiary in connection with its businesses.

         3.16  LABOR AND EMPLOYEE RELATIONS MATTERS.  Except as set forth on
Schedule 3.16:

                  (i) None of Guarantor or its Subsidiaries is or to its knowledge expects to be the subject of any union organizing activity or labor dispute, and none of Guarantor or its Subsidiaries has violated any applicable federal or state law or regulation relating to labor or labor practices, which violation would give rise to a Material Adverse Effect.

                  (ii) Except as set forth on Schedule 3.16, no present or former employee of Guarantor or any Subsidiary has advanced claims in writing against Guarantor or any Subsidiary (whether under any foreign, federal, state or common law, through a government agency, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that are currently pending for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period);
(C) vacations, time off (including without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of Guarantor's or any Subsidiary's current fiscal year; (D) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (E) discrimination against employees on any basis; (F) unlawful employment or termination practices; (G) any violation of occupational safety and/or health standards; (H) benefits under any employee plans or compensation arrangement; and (I) breach of any employment, personal service or independent contractor agreement; provided, however, that the Guarantor shall not be deemed to have breached this representation and warranty unless the liability for clauses (A)-(I) in the aggregate exceeds, or could reasonably be expected to exceed, $1,000,000.

         3.17 AUTHORIZATION AND ENFORCEABILITY. This Guaranty and the Note Documents have been duly authorized by all necessary corporate action on the part of Guarantor and its Subsidiaries, as applicable, and have been duly executed and delivered by duly authorized officers thereof. Each of this Guaranty and the Note Documents constitutes the legally valid and binding obligation of Guarantor, Company and/or the Subsidiary Guarantors that is a party thereto, enforceable against them in accordance with its terms, except that (i) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting the rights of creditors generally and (ii) enforcement is subject to the effect of general principles of equity, whether applied by a court of law or equity.

         3.18 PARI PASSU NATURE. The obligations of Guarantor hereunder do and will continue to rank pari passu with all other unsecured, senior obligations of Guarantor, except to the extent of Liens permitted by Section 5.4 hereof or the obligations listed in Schedule 3.18 or that are mandatorily preferred under applicable law.

         3.19 FOREIGN ENEMIES AND REGULATIONS. Neither the issue and sale of the Notes or the Warrants or the execution and delivery of this Guaranty or the Subsidiary Guaranty nor the use of the proceeds thereof as stated in Section 3.9 will violate (i) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction
Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (ii) the Trading with the Enemy Act, as amended, (iii) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 (Iraq) or 12724 (Iraq), 12775 (Haiti), 12779 (Haiti) or 12959 (Iran), all
as may be amended, of the President of the United States or (iv) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (i) -(iii).

         3.20 SOLVENCY. Other than as set forth in Schedule 3.20, none of the Company's liability evidenced by the Notes and the Note Agreement, Guarantor's liability evidenced by this Guaranty and the Warrants, or the Subsidiary Guarantors' liability evidenced by the Subsidiary Guaranty, was incurred with the intent to hinder, delay or defraud any of their respective creditors or any other Person to which it is, on or after the date hereof, indebted. None of Guarantor, Company or any Subsidiary Guarantor is insolvent on the date hereof, or will become insolvent as a result of becoming obligated hereunder or under the Note Documents to which it is a party. For purposes of this Section 3.20, the term "insolvent" means, with respect to any Person, the financial condition such that either (i) the sum of such Person's liabilities (including contingent and unliquidated liabilities computed in the manner set forth below) is greater than all of its property, at fair valuation or (ii) the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing Indebtedness as they become absolute and matured. Guarantor, Company and each Subsidiary Guarantor each does not intend to incur, nor does it believe that it is incurring, Indebtedness beyond its ability to pay as such Indebtedness matures. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the known facts and circumstances existing at such time represents the amount that can reasonably be expected to become an actual or matured liability. None of Guarantor, Company or any Subsidiary Guarantor is engaged in any business or transaction for which the property remaining with it after giving effect to such business or transaction would be an unreasonably small amount of capital.

         3.21 WARRANTS AND WARRANT SHARES. (i) The Warrants have been duly authorized by all necessary corporate action on the part of Guarantor and have been duly executed and delivered by it. The Warrants constitute the valid and legally binding obligations of Guarantor, enforceable against it in accordance with its terms, except that (i) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting the rights of creditors generally and (ii) enforcement is subject to the effect of general principles of equity, whether applied by a court of law or equity.

         (ii) Guarantor has reserved and unissued shares of its common stock at least equal to the shares of common stock issuable upon exercise of the Warrants. The shares of common stock issuable upon exercise of any Warrant have been duly authorized, and upon payment therefor in accordance with the terms of such Warrant, shall be validly issued, fully paid and nonassessable shares, with no liability on the part of the exercising holder with respect to obligations of Guarantor.

         3.22 DISCLOSURE. Neither this Guaranty nor any other Note Document furnished to you by or on behalf of Guarantor, Company or any Subsidiary Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to Guarantor or any of its Subsidiaries which now has or in the future may (so far as Guarantor can now foresee) have a Material Adverse Effect and which has not been set forth in this Guaranty or in the Note Documents.

SECTION 4.  AFFIRMATIVE COVENANTS.

         4.1 FINANCIAL STATEMENTS. Guarantor covenants that it will deliver to each Significant Holder in duplicate:

                  (i) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year (A) consolidated statements of income, retained earnings and cash flows and consolidating statements of income, in each case of Guarantor and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period and (B) consolidated and consolidating balance sheets of Guarantor and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of Guarantor, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of Guarantor for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements to deliver consolidated statements and balance sheets under subclauses (A) and (B) of this clause (i);

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, retained earnings and cash flows of Guarantor and its Subsidiaries for such year and consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing (which, if not a "Big Six" accounting firm shall be reasonably acceptable to the Required Holders) selected by Guarantor whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of Guarantor for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) to deliver annual financial statements;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports, including Reports on Form 8-K, which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other report submitted to Guarantor or any Subsidiary by independent accountants in connection with any interim or special audit made by them of the books of Guarantor or any Subsidiary (other than local statutory audited reports of Subsidiary Guarantors and so-called "management letters" issued in the ordinary course of audits of annual financial statements);

                  (v)    within the time periods specified in clauses (i) and
         (ii), unaudited data showing revenues and gross profits by product segment;

                  (vi) no later than September 30, 1995 and September 30, 1996, an Officer's Certificate showing, with supporting calculations and underlying assumptions in reasonable detail, projected compliance with Sections 5.1, 5.2, 5.3, 5.5(ix), 5.6, 5.10 and 5.12 on a quarterly basis for the fiscal years ending July 31, 1996 and July 31, 1997, respectively;

                  (vii) promptly after its transmission, such other certificates, documents and information as any Guarantor may regularly furnish to any holder of its other Debt; and

                  (viii) with reasonable promptness, such other financial data and other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, Guarantor will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by it with the provisions of Sections 5.1-5.3, 5.4(viii), 5.5(ix), 5.6, 5.7, 5.9, 5.10, 5.12, 5.14 and

5.19 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action Guarantor proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, Guarantor will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any breach of the financial covenants in this Guaranty, or, if they have obtained knowledge of any such breach, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any breach hereunder that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. Guarantor also covenants that forthwith upon its chief executive officer or principal financial officer obtaining knowledge of any breach or default hereunder, it will deliver, or cause to be delivered, to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action Guarantor proposes to take with respect thereto. Delivery of non-public information shall be conditioned on such Significant Holder's execution and delivery of a Confidentiality Agreement as required under paragraph 11D of the Note Agreement (to the extent such holder has not already done so).

         4.2 INFORMATION REQUIRED BY RULE 144A. Guarantor covenants that it will, upon the request of any Noteholder, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of the Securities, except at such times as Guarantor is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 4.2, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act. Delivery of material non-public information shall be conditioned on such qualified institutional buyer's execution and delivery of a Confidentiality Agreement.

         4.3 INSPECTION OF PROPERTY. Guarantor covenants that it will permit any duly authorized representative of any Inspecting Holder in writing to visit and inspect any of its or any of its Subsidiaries' properties, to examine their corporate books and financial records and make copies thereof or extracts therefrom and to discuss any of their affairs, finances and accounts with the principal officers of Guarantor or such Subsidiary and its independent public accountants, all at such reasonable times and as often as such Inspecting Holder may reasonably request. Access to material, non-public information may be conditioned on such Inspecting Holder's execution and delivery to Guarantor or such Subsidiary of a Confidentiality Agreement. The costs and expenses associated with the exercise of any rights under this Section 4.3 shall be borne by such Inspecting Holder, unless and until either a Default or Event of Default has occurred under the Note Agreement or a breach or default has occurred hereunder, in which event the reasonable costs and expenses thereof shall be borne by

Guarantor. Delivery of material non-public information shall be conditioned on such Inspecting Holder's execution and delivery of a Confidentiality Agreement as required under paragraph 11D of the Note Agreement (to the extent such holder has not already done so). The Inspecting Holders shall use reasonable efforts to coordinate their inspections and requests for copies so as, to the extent they can, to avoid unnecessary duplication.

         4.4 COVENANT TO SECURE NOTE EQUALLY. Guarantor covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 5.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 6.4), it will make or cause to be made effective provision whereby the Notes and this Guaranty will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Guarantor further covenants to disclose the provisions of this Section 4.4 and Section 5.4 in the footnotes to the annual financial statements that are provided to its lenders and other creditors.

         4.5 MAINTENANCE OF INSURANCE. Guarantor covenants that it and each of its Subsidiaries will maintain insurance in such amounts and against such liabilities and hazards as is, to the best of its knowledge, customarily maintained by other companies operating similar businesses.

         4.6 MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS . Guarantor covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all equipment and other properties necessary at that time in its business and that are material to the conduct of its business taken as a whole and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; and
(ii) comply with all applicable laws (including Environmental and Safety Laws), rules, regulations and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies; except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect or to the extent that such compliance is subject to a Good Faith Contest.

         4.7 PAYMENT OF TAXES AND CLAIMS. Guarantor will, and will cause each Subsidiary to, pay all taxes, levies, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of its properties or assets, except to the extent that such charge is subject to a Good Faith Contest.

         4.8 ERISA. As soon as possible and, in any event, within 10 days after Guarantor, any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Guarantor will deliver to each of the Noteholders a certificate of the chief financial officer of Guarantor setting forth details as to such occurrence and the action, if any, that Guarantor, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Guarantor, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto; that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Guarantor, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401 (a) (29), 4971, 4975 or 4980 of the Code or Section 409 or 502
(i) or 502 (1) of ERISA; or that Guarantor or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3 (1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3 (2) of ERISA). Upon the request of any Significant Holder, Guarantor will deliver a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Noteholders pursuant to the first sentence hereof, copies of annual reports and any material notices received by Guarantor, any Subsidiary or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Noteholders no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Guarantor, the Subsidiary or the ERISA Affiliate, as applicable.

         4.9 LEGAL PROCEEDINGS. Guarantor covenants that it will, and will cause each Subsidiary to, deliver promptly to you any notice of (i) any material litigation or other legal or administrative proceedings that, if adversely determined to Guarantor, could reasonably be expected to result in a Material Adverse Effect, including enforcement, cleanup, removal or other material governmental or regulatory actions instituted, completed or, to its best knowledge, threatened pursuant to any Environmental and Safety Laws and the amount of Environmental Liabilities and Costs associated therewith; and (ii) its discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that such it has reason to believe could cause any Property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws.

         4.10 ROYALTY ARRANGEMENTS. Guarantor covenants that it will maintain the existing royalty arrangements between it and its Subsidiaries parties thereto on terms no less favorable to Guarantor than those that exist on the date hereof and as are set forth in Schedule 4.10, except for changes, to the extent necessary, to minimally comply with applicable legal requirements; provided in no event shall such changes terminate or substantially reduce the minimum fixed royalty payments to Guarantor.

         4.11 CORPORATE EXISTENCE, ETC.; BUSINESS. Guarantor covenants that it will, and will cause all its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and rights, licenses, permits, franchises and other similar rights material to its business, except (i) to the extent otherwise permitted by Section 5.8 or 5.9, (ii) that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of Guarantor, such termination is in the best interest of Guarantor and is not disadvantageous to the holders of the Notes and (iii) for any Transfer, by the Guarantor in a single transaction or a series of related transactions within a six (6) month period, of substantially all of its assets (other than its rights to the name "Inmac" and its right to reserve royalty payments from Subsidiaries) to a Subsidiary formed under the laws of any state of the United States that (A) is not an Exempt Subsidiary and (B) executes and delivers, simultaneously with the effectiveness of such Transfer, a guaranty of the Guaranteed Obligations in substantially the form of this Guaranty. Guarantor covenants it will not, and will not permit any Subsidiary to, engage in any business other than the businesses conducted by it and its Subsidiaries on the date of the financial statements described in Section 3.2 and any other business reasonably related thereto.

         4.12 CURRENCY HEDGING. In addition to the covenant set forth in Section
5.18 hereof, Guarantor covenants that it and its Subsidiaries will maintain the same type of currency transaction exposure practices as are maintained on the date hereof.

         4.13 ADDITIONAL SUBSIDIARY GUARANTORS. Guarantor covenants that if it creates, forms, purchases, or otherwise acquires a Subsidiary after the date hereof (other than an Exempt Subsidiary), or assets of Subsidiaries are Transferred to a Subsidiary that is not a Subsidiary Guarantor, in each case with the result that such Subsidiary has assets with a net book value in excess of $500,000, it shall cause such Subsidiary to (i) execute and deliver a guaranty of the Guaranteed Obligations in substantially the form of the Subsidiary Guaranty; and (ii) cause to be executed and delivered in connection therewith such other documents, certificates and legal opinions as the Required Holders may reasonably request.

         5.  NEGATIVE COVENANTS.    Guarantor covenants and agrees that,
unless and until all of the Guaranteed Obligations shall have been paid in full, unless Required Holders shall otherwise consent in writing, it will not, and will not permit any Subsidiary to:

         5.1 CURRENT RATIO REQUIREMENT. Permit the ratio of Consolidated current assets to Consolidated current liabilities to be less than the required minimum ratios during the time periods set forth below:


Minimum Current Ratio                                Time Period
---------------------                                -----------
         1.50                                        Date of closing through July 26, 1997

         1.35                                        July 27, 1997 through July 31, 1999

         1.25                                        At all times from and after August 1, 1999

         5.2 CONSOLIDATED TANGIBLE NET WORTH REQUIREMENT. Permit Consolidated Tangible Net Worth to be less than the sum of (A) $32,000,000 plus (B) on a cumulative basis, 75% of positive Consolidated Net Earnings for each quarter after the fiscal quarter ended July 30, 1994 plus (C) 75% of all Net Proceeds received from all issuances of Qualified Stock after July 30, 1994.

         5.3 RESTRICTED PAYMENTS LIMITATION. Directly or indirectly make, declare, pay or set apart any sum of money or other property for any Restricted Payments unless, after giving effect thereto (A) no Default or Event of Default exists or will result therefrom; and (B) the aggregate amount of all Restricted Payments made after the date of closing does not exceed 25% (or minus 100% in the case of losses) of Consolidated Net Earnings for each fiscal quarter beginning July 30, 1995. Notwithstanding the foregoing, Guarantor shall not make, pay or declare or set apart any sum of money or other property for any Restricted Payments in excess of $1,000,000 in the aggregate during the period beginning with the date of this Guaranty and ending on July 26, 1997.

         5.4 LIEN RESTRICTIONS. Create, assume or permit to exist at any time any Lien of any kind (other than to or in favor of the holders of the Notes or unless prior written consent to the creation, assumption or maintenance thereof shall have been obtained pursuant to Section 6.4) on or with respect to any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 4.4 hereof), except

                  (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or that are subject to a Good Faith Contest;

                  (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other similar statutory or legal obligations, in each case not incurred or made in connection with the incurrence or maintenance of Debt, the obtaining of advances or credit or the payment of the deferred purchase price of property, and provided that such Liens do not in the aggregate materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of its business;

                  (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Company, Guarantor or another Subsidiary;

                  (v)    Liens that may be required by this Guaranty;

                  (vi)   Liens existing on the date hereof as set forth on
         Schedule 5.4; provided that the Indebtedness secured thereby does not exceed $1,000,000;

                  (vii) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of Guarantor and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of Guarantor and its Subsidiaries; and

                  (viii) any Lien other than those specified in clauses (i) -
         (vii) above that secures Debt in an aggregate principal amount not to exceed at any time the sum of $10,000,000 plus 5% of Consolidated Tangible Net Worth (measured at the end of the fiscal quarter immediately preceding the date of determination); provided, however, that in no event shall such Liens attach to or otherwise encumber (A) Consolidated current assets or (B) capital stock of any Subsidiary.

         5.5 LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding at any time any loan or advance to, or own, purchase or acquire stock, obligations or securities of, or any other investment or other interest in, or make any capital contribution to, any Person, or commit or agree to do any of the foregoing, except for:

         (i)    [intentionally deleted];

         (ii) stock, obligations or securities of a corporation which is, or after such purchase or acquisition becomes, a Subsidiary;

         (iii) obligations directly issued by the United States or any of its agencies or obligations fully guaranteed by the United States, provided that such obligations mature within one year from the date acquired;

         (iv) (A) certificates of deposit which mature within one year from the date of purchase that are issued by, or (B) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System that are accepted by, any commercial bank or trust company (1) organized under the laws of the United States or any of its states or having branch offices therein, (2) having consolidated capital, surplus and undivided profits aggregating at least $750,000,000 and (3) whose senior unsecured debt securities are rated AA or better by S&P or Aa2 or better by Moody's;

         (v) commercial paper given an A-1 or better rating by S&P, a P-1 or better rating by Moody's and maturing not more than 270 days from the date acquired;

         (vi) loans and advances (A) between Guarantor and any wholly owned Subsidiary (other than Exempt Subsidiaries) or (B) between wholly owned Subsidiaries (other than Exempt Subsidiaries);

         (vii) outstanding loans and advances to employees for travel and other similar expenses reasonably incurred in the ordinary course of business;

         (viii) notes receivables with a term not in excess of 180 days arising from transactions with customers and suppliers in the ordinary course of business; and

         (ix) any loans, advances or investments other than as specified in clauses (i) - (viii) above, so long as the aggregate of all such loans, advances and investments does not, at any time, exceed the sum of (A) $2,000,000 plus (B) 10% of Consolidated Tangible Net Worth, the latter measured at the end of the fiscal quarter immediately preceding the date of determination thereof.

        5.6     DEBT RESTRICTIONS.   Incur, create, assume or permit to exist
at any time any Debt except for:

                 (i)     the Notes, this Guaranty and the Subsidiary Guaranty;

                 (ii) Debt owed by any Subsidiary (other than an Exempt Subsidiary) to a wholly owned Subsidiary or Guarantor or owed by Guarantor to any Subsidiary Guarantor;

                 (iii) additional Debt of Guarantor not to exceed $5,000,000 at any time;

                 (iv) overdraft facilities, so long as the amount of such facilities does not exceed $500,000 at any time for either Guarantor or, separately, for any Subsidiary of Guarantor;

                 (v)     Capitalized Lease Obligations;

                 (vi) additional Debt of all the Subsidiary Guarantors provided that (A) Inmac Geschellshaft mit beschrankter Haftung may maintain until September 15, 1995 not more than 7,500,000DM of Debt with Barclays Bank and 3,500,000DM with National Westminster Bank; (B) Inmac aktiebolag may maintain until September 15, 1995 not more than SEK 5,100,000 of Debt with Barclays Bank; (C) the Company may maintain until September 15, 1995 not more than Dfl.3,882,000 of Debt with Midland Bank; and
                         (D) except as otherwise set forth in the immediately preceding subclauses (A) through (C) all other such additional Debt shall not exceed $5,000,000 in the aggregate for all Subsidiary Guarantors and $2,000,000 in the aggregate for any individual Subsidiary Guarantor;

                 (vii) Debt of Exempt Subsidiaries not to exceed at any time $3,000,000 in the aggregate for all Exempt Subsidiaries;

                 (viii) additional Debt of the Company pursuant to the Dutch Credit Facility and Guaranties of such Debt by any Subsidiary Guarantor; provided, however, that in no event shall any Subsidiary Guarantor have direct borrowings to such Subsidiary Guarantor (without regard to co-borrowing obligations) outstanding under the Dutch Credit Facility that in the aggregate exceed the amount of its liability under the Subsidiary Guaranty on the date hereof;

                 (ix) obligations under currency swaps or hedging arrangements permitted by paragraph 5J of the Note Agreement;

provided, however, that in no event will Guarantor, the Company or any Subsidiary Guarantor Guarantee any Debt except as provided in clauses (i) and
(viii) of this Section 5.6, and except for the Debt of the Guarantor's Canadian Subsidiary in the amount of Cdn.$4,000,000, provided that such Guaranties are terminated no later than December 31, 1995.

        5.7 LEVERAGE RESTRICTIONS. Notwithstanding the provisions of Section 5.6 hereof, incur, create, assume or permit to exist at any time any Debt, except to the extent that the ratio of (a) Consolidated Debt, including the Notes to (b) the sum of Consolidated Tangible Net Worth plus Consolidated Debt does not, at any time exceed:

         (i) for the period from and after the date of closing through and including July 26, 1997, 50%;

         (ii) for the period from and after July 27, 1997 through and including July 31, 1999, 47.5%; and

         (iii)   at all times from and after August 1, 1999,  45%.

        5.8 MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, except that:

         (i) any Subsidiary other than the Company may merge or consolidate with or into Guarantor; provided that Guarantor is the continuing or surviving corporation,

         (ii) any Subsidiary other than the Company may merge or consolidate with or into a wholly owned Subsidiary (other than an Exempt Subsidiary) that is organized and domiciled either in the United States or in the country of such merged or consolidated Subsidiary;

         (iii) Guarantor may merge with any other solvent corporation, provided that (A) Guarantor shall be the continuing or surviving corporation; and (B) no Default or Event of Default exists or would exist immediately before or after giving effect to such merger; and

         (iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (a) a wholly owned Subsidiary established under the laws of any State in the United States or established in the country of such merged or consolidated Subsidiary shall be the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist before or after giving effect to such merger or consolidation.

        5.9      TRANSFER OF ASSETS.  Transfer any of its assets except that

                  (i) any Subsidiary other than the Company may Transfer assets to Guarantor or a wholly owned Subsidiary (other than an Exempt Subsidiary) that is organized and domiciled either in the United States or in the country of the Transferring Subsidiary;

                  (ii) Guarantor or any Subsidiary may sell inventory in the ordinary course of business;

                  (iii) Guarantor or any Subsidiary may Transfer assets that, in its good faith, reasonable judgment, have no further useful or productive capacity, are fully used or depreciated, are obsolete or are no longer necessary or productive in the ordinary course of its business;

                  (iv) Guarantor may Transfer assets if permitted in Section 4.11(iii) or Guarantor or any Subsidiary may Transfer trade receivables to the extent permitted by Section 5.11; and

                   (v) Guarantor or any Subsidiary may otherwise Transfer
                  assets, provided that after giving effect thereto (A) neither the Annual Percentage of Tangible Assets Transferred nor the Annual Percentage of Earnings Capacity Transferred pursuant to this clause (v) shall exceed 5% and (B) neither the Cumulative Percentage of Tangible Assets Transferred nor the Cumulative Percentage of Earnings Capacity Transferred pursuant to this clause (v) shall exceed 20%.

        For purposes of determining compliance with the provisions of this
Section 5.9, Transfers of assets described in clause (i) - (iv) above shall not be included in making the calculations required for the percentage limitations set forth in clause (v) above.

        5.10 SALE AND LEASE-BACK. Enter into any arrangement providing for the leasing by Guarantor or any Subsidiary of real or personal property which has been or is to be sold or transferred by Guarantor or any Subsidiary to a lender or investor or to any other Person to whom funds have been or are to be advanced by such lender, investor or other Person on the security of such property or rental obligations of Guarantor or any Subsidiary; provided, however, that Guarantor and its Subsidiaries may engage in such sale and lease-back arrangements so long as (i) the aggregate amount of assets subject to such arrangements, valued at original cost, does not at any time exceed $5,000,000;
(ii) the sales of such assets are subject to, and are permitted by, Section 5.9; and (iii) the leases of such assets are subject to, and are permitted by,
Section 5.12.

        5.11 SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its account receivables, except (i) for sales without recourse of trade receivables as is customary in countries other than the United States and Canada in the ordinary course of business and in accordance with the practices and procedures set forth in Schedule 5.11 hereto; (ii) sales, without recourse and otherwise on market terms, of trade receivables, the collection of which is doubtful under GAAP; and
(iii) sales of receivables among Company, Guarantor and any Subsidiary
Guarantor.

        5.12 FIXED CHARGE COVERAGE. Permit the ratio of (a) Consolidated Net Earnings plus Consolidated Fixed Charges to (b) Consolidated Fixed Charges for the four consecutive fiscal quarter period most recently ended as of the date of determination to be less than (i) 1.05 between the date of closing and July 26, 1997 and (ii) 1.15 at all times from and after July 27, 1997.

        5.13 RELATED PARTY TRANSACTIONS. Directly or indirectly engage in any transaction, including the purchase, sale, exchange or other transfer of property or other assets or the rendering of any services, or otherwise deal with, any Shareholder or any other Affiliate of Guarantor, except in the ordinary course of business and upon terms that are materially no less favorable to Guarantor or such Subsidiary, as the case may be, than those that might be obtained in an arm's-length transaction with an unrelated third party; provided, however, that the foregoing shall not apply to any (i) Transfer of inventory between Guarantor and any Subsidiary or among Subsidiaries on terms not materially different than those in existence on the date of this Guaranty, (ii) related party transactions on the terms set forth in Schedule 5.13, and (iii) sales to, or purchases from (within the limitations of Section 5.2), any such Related Party of shares of common stock of Guarantor for cash consideration equal to the fair market value thereof pursuant to employee stock option, stock appreciation and similar stock-based incentive plans applicable to employees of Guarantor that have been approved by a majority of Guarantor's outside directors and Guarantor's shareholders.

        5.14 DEMAND ACCOUNT AND DEPOSIT ARRANGEMENTS. (i) Open or maintain cash concentration, checking, savings or other accounts subject to set-off, bankers lien or similar rights with any bank, savings and loan association, credit union or other financial institution that holds Debt of Guarantor or any Subsidiary (collectively, "CREDITOR BANKS") with an aggregate balance among all such accounts (A) maintained at any individual Creditor Bank in excess of $3,000,000 at any time and (B) maintained at all Creditor Banks in excess of $5,000,000 at any time; and (ii) direct or otherwise permit any royalty payments from any Subsidiary to Guarantor to be deposited in, or to otherwise flow through, any account at a Creditor Bank; provided, however, the deposit by the Company or the Guarantor of the proceeds of the Notes into any account it maintains with any Creditor Bank shall not constitute a breach of this paragraph 5.14 so long as the funds remain in such account for a period not to extend beyond September 15, 1995.

        5.15 SUBSIDIARY RESTRICTIONS. Enter into, or be otherwise subject to, any contract, agreement or other binding obligation that limits the amount of, or otherwise restricts (i) the payment to Guarantor of dividends or other redemptions or distributions with respect to its capital stock by any Subsidiary, (ii) the repayment by any Subsidiary to Guarantor of intercompany loans or advances, or (iii) other intercompany transfers of property or other assets to Guarantor by Subsidiaries.

        5.16 QUARTERLY PROFITABILITY. Permit Consolidated Net Earnings for any period of two consecutive fiscal quarters to be negative (i.e., a net loss when such quarters are combined).

        5.17 SALE OF STOCK AND DEBT OF SUBSIDIARIES. Pledge or Transfer, or part with control of, any shares of capital stock (except directors' qualifying shares) or Debt of any Subsidiary, or permit a Subsidiary to issue any shares of capital stock, except to Guarantor or a wholly owned Subsidiary organized in the United States (other than an Exempt Subsidiary), and except that all shares of capital stock and Debt of any Subsidiary at the time owned by or owed to Guarantor and all of its Subsidiaries may be sold as an entirety to any Person for consideration which represents fair value (as determined in good faith by the Board of Directors of Guarantor) at the time of such sale; provided, however, that (i) such sale is treated as an asset sale subject to, and is permitted by, Section 5.9, (ii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of capital stock or Debt of Guarantor or any other Subsidiary (unless all the shares of capital stock and Debt of such other Subsidiary owned, directly or indirectly, by Guarantor and all of its Subsidiaries are simultaneously being sold as permitted by this
Section 5.17), and (iii) no Default or Event of Default would otherwise result from such transaction.

        5.18 CURRENCY SWAP ARRANGEMENTS. Enter into or permit to remain outstanding any currency swap or similar currency derivative arrangement, except to the extent that (i) the face or notational amount of all such arrangements does not exceed, at any time, $20,000,000; (ii) the counterparties to all such arrangements are any of (A) ABN Amro Bank, N.V., (B) the Purchaser or any of its Subsidiaries or Affiliates or (C) any other Person whose senior unsecured debt securities are rated AA or better by S&P or Aa2 or better by Moody's or whose commercial paper is rated A-1 or better by S&P or a P-1 or better by Moody's;
(iii) such arrangement has terms and conditions that are standard market, ordinary course terms, including an agreement substantially similar to the standard form swap agreement then being used by the International Swap Dealers Association, Inc. or any successor entity; and (iv) such swap arrangement is not primarily speculative in nature.

        5.19 NET WORTH OF INMAC S.A. Allow the Net Worth of Inmac S.A. (as expressed in Dollars, determined in accordance with paragraph 11V of the Note Agreement) to be less than, at any time, $22,000,000 through May 31, 1998, $16,000,000 through May 31, 1999, $12,000,000 through May 31, 2000, $8,000,000 through May 31, 2001 and $4,000,000 thereafter. For purposes of this paragraph

5.19, "Net Worth" means, with respect to Inmac S.A., "capitaux propres" as determined in accordance with French generally accepted accounting principles and as reflected in the annual financial statements for the most recently ended fiscal year of Inmac S.A.

SECTION 6.  MISCELLANEOUS

        6.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Note Documents.

        6.2 NOTICES. Any communications between Guarantor and any notices or requests provided herein to be given may be given in accordance with paragraph 11I of the Note Agreement, and shall be deemed to have been received if given in accordance with said paragraph.

        6.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        6.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Holders and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        6.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

        6.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND NOTEHOLDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        6.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Noteholders and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of


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

Guarantor hereunder without the prior written consent of all Noteholders. Any Noteholder may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any Transferee, and in the event of such transfer or assignment the rights and privileges herein conferred upon Noteholders shall automatically extend to and be vested in such Transferee, all subject to the terms and conditions hereof.

         6.8 CONSENT TO JURISDICTION AND SERVICES OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address provided in subsection 6.2, such substituted service of process being hereby acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Without limiting the foregoing, Guarantor hereby appoints in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive, for it and on its behalf, service of process in the State of New York with respect thereto. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Noteholder to bring proceedings against Guarantor in the courts of any other jurisdiction.

        6.9 WAIVER OF TRIAL BY JURY. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE NOTEHOLDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, the Noteholders each (i) acknowledges that this waiver is a material inducement for Guarantor to enter into a business relationship, that Guarantor has already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and


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

that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

        6.10 NO OTHER WRITING. This writing is intended by Guarantor as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

        6.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Required Holders, Guarantor shall execute and deliver such further documents and do such other acts and things as Required Holders may reasonably request in order to effect fully the purposes of this Guaranty.

        6.12 JUDGMENT CURRENCY INDEMNITY. Any payment on account of an amount that is payable hereunder in Dollars or Dutch Guilders (the "Required Currency") which is made to or for the account of any Noteholder in the lawful currency of any other jurisdiction ("Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Person obligated to make such payment shall constitute a discharge of such Person's obligation under this Guaranty, the Note Agreement or the Notes only to the extent of the amount of the Required Currency which such Noteholder could purchase in the New York foreign exchange markets with the amount of other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Noteholder, the Person obligated hereunder to make such payment shall indemnify and save harmless such Noteholder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, the Note Agreement or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Noteholder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. This paragraph shall survive the termination of this Guaranty, the Note Agreement, the Notes and the Parent Guaranty and the repayment in full of the Notes.


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

                 IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                 INMAC CORP.

                                 By
                                       -----------------------------
                                 Title
                                       -----------------------------

                                 Address:   2465 Augustine Drive
                                            Santa Clara, California  95054
                                            Attention:  Chief Financial Officer


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